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        [LETTERHEAD OF AMERICAN ARTISTS FILM CORPORATION APPEARS HERE]


                                15 January 1997

VIA FACSIMILE
-------------
Mr. Al Sander
Liberty Transfer Company
191 New York Avenue
Huntington,  NY  11743
Tel: (516) 385-1616

     RE:  TERMINATION OF SERVICES FOR   AMERICAN ARTISTS FILM
          CORPORATION ("AAFC"), FORMERLY SETAB ALPHA, INC. ("SETAB")

Dear Al,

Per our conversations, the Resolution of Appointment Agreement dated August 12, 1996, by and between Setab and Liberty Transfer Company ("Liberty"), appointing Liberty as the transfer agent for Setab was terminated on November 4, 1996.

All obligations pertaining to the above-referenced agreement have been fulfilled by AAFC and, Liberty will have fulfilled all of its obligations once all the appropriate records, documents and stock certificates pertaining to AAFC held by them are delivered to AAFC's new transfer agent at the below address:

     Mr. Roger Burnhammer
     Continental Stock Transfer and Trust Company
     2 Broadway
     New York, NY 10004
     Tel: (212) 509-4000

I appreciate all of your help and understanding in this matter.

Sincerely,

                         Very truly yours,

                         /s/ J. Eric Van Atta
                         -----------------------
                         J. Eric Van Atta
                         Vice President

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Enclosures